Exhibit 32.2

CERTIFICATON OF CHIEF FINANCIAL OFFICER
Pursuant to 18 U.S.C. § 1350, as adopted pursuant to
§ 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of Hemagen Diagnostics, Inc. on Form 10-QSB for the period ending June 30, 2004, the (“Report”), I, Deborah F. Ricci, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 906 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Deborah F. Ricci
——————————————
Deborah F. Ricci
Chief Financial Officer
(Principal Financial Officer)

February 14, 2005

A signed original of this written statement required by Section 906 has been provided to Hemagen Diagnostics, Inc. and will be retained by Hemagen Diagnostics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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